HEMT	Home Equity Mortgage Trust
Hemt home equity mortgage trust 2007-2

Free Writing Prospectus [4/11/07]

HEMT Series 2007-2
[$825,300,100]

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

U.S. Bank National Association
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Mortgage Pass-Through Certificates, Series 2007-2

Pricing Information

Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Pass-Through Rate (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
A-1	[500,400,000 ]	Senior/Adj	LIBOR+[ ]%	0.93	AAA/Aaa
A-2	[62,550,000]	Senior/Adj	LIBOR+[ ]%	2.19	AAA/Aaa
A-3	[62,550,000]	Senior/Adj	LIBOR+[ ]%	2.62	AAA/Aaa
A-R (3)	[100]	Senior/Residual	Net Funds Cap	N/A	AAA/---
M-1	[45,000,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.87	AA+/Aa1
M-2	[42,750,000]	Mezzanine/Adj.	LIBOR+[ ]%	5.12	AA/Aa2
M-3	[20,250,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.60	AA-/Aa3
M-4	[17,100,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.41	A+/A1
M-5	[16,200,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.28	A/A2
M-6	[13,950,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.20	A-/A3
M-7	[13,500,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.12	BBB+/Baa1
M-8	[17,100,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.06	BBB/Baa2
M-9	[13,950,000 ]	Mezzanine/Adj.	LIBOR+[ ]%	4.01	BBB-/Baa3
Total	[825,300,100]

Non-Offered Certificates (1):

Class	Approximate Certificate Balance ($)	Bond Type	Pass-Through Rate (2)	WAL (Years)	Proposed Ratings (S&P/Moody’s)
B-1	[13,950,000 ]	Subordinate/Fixed	[ ]%	3.97	BB+/Ba1
X-1	[0]	Subordinate	Variable	N/A	N/A
X-2	[0]	Charged Off Loans	0.00%	N/A	N/A
X-S	[0]	Excess Servicing	Variable	N/A	N/A
P (4)	[100]	Senior	Net Funds Cap	N/A	AAA/---

(1)
The collateral ramp assumes 15% CPR increasing by approximately [1.818%] to 35% CPR in month 12 and remains at 35% CPR thereafter.
Bonds are priced to call. Initial class balances will be +/- 5% of that indicated.

(2)	Pass-through rates on the Offered Certificates are capped by the applicable Net Funds Cap as described herein.
(3)	Non-economic residual with the tax liabilities of the REMIC.
(4)	Receives the prepayment penalties collected on the mortgage loans.

Summary Terms

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Servicer:	Select Portfolio Servicing, Inc.
Trustee:	U.S. Bank National Association.
Swap Provider and Cap Counterparty:	Credit Suisse International [‘Aa3’/‘P-1’ Moody’s; ‘AA-’/‘A-1+’ S&P; ‘AA-‘/‘F-1+’ Fitch].
Credit Risk Manager:	Clayton Fixed Income Services, Inc.
Cut-off Date:	April 1, 2007 for the initial mortgage loans.
Deal Settlement:	On or about April 30, 2007.
Investor Settlement:	On or about April 30, 2007.
Distribution Dates:	25th day of each month (or the next succeeding business day), beginning in May 2007.
Accrual Periods:
With regard to the Offered Certificates (other than the Class A-R Certificates) and the Class B-1 Certificates, the period commencing on the immediately preceding distribution date (in the case of the first distribution date, the closing date) and ending on the day immediately preceding the related distribution date. For the Class A-R Certificates, the calendar month preceding the month of that distribution date. Interest will accrue on the Offered Certificates (other than the Class A-R Certificates) on the basis of a 360-day year and the actual number of days in the related accrual period. Interest will accrue on the Class B-1 Certificates and Class A-R Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:	0 days with respect to the Offered Certificates (other than the Class A-R Certificates) and the Class B-1 Certificates and 24 days with respect to the Class A-R Certificates.
Pricing Prepayment Speed:
100% of the prepayment assumption (the “PPC”) describes prepayments starting at 15% CPR in month 1, increasing by approximately [1.818%] CPR per month to 35% CPR in month 12, and remaining at 35% CPR thereafter.

Prefunding Amount:	[TBD]
Offered Certificates:	The Class A-1, Class A-2, Class A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
ERISA Eligibility:
It is expected that the Offered Certificates (other than the Class A-R Certificates) will be ERISA eligible after the termination of the Supplemental Interest Trust that holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered Certificates (other than the Class A-R Certificates) if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

SMMEA Treatment:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Taxation:	REMIC.

Optional Termination:	10% optional clean-up call.
Aggregate Collateral Balance:
As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the pre-funding account. The Aggregate Collateral Balance as of the cut-off date is equal to the Aggregate Loan Balance as of the cut-off date plus the amount on deposit in the pre-funding account as of the closing date.

Aggregate Loan Balance:	As of any date of determination, an amount equal to the aggregate of the stated principal balances of the mortgage loans as of the last day of the related collection period.
Pass-through Rate Step-up:
If the optional clean-up call is not exercised, the pass-through margin will be increased by (i) the lesser of (a) 50 basis points and (b) the initial pass-through margin with respect to the Class A-1, Class A-2 and Class A-3 Certificates and (ii) the lesser of (x) 50 basis points and (y) half the initial pass-through margin with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates. If the optional clean-up call is not exercised, the pass-through rate on the Class B-1 Certificates will increase by 50 basis points.

Net Funds Cap:
For any distribution date, will be the annual rate equal to a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest which accrued on the mortgage loans plus any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such distribution date, minus (2) the sum of (i) the servicing fee, (ii) the trustee fee, (iii) the credit risk manager fee, (iv) any Net Swap Payment owed to the Swap Provider and (v) any Swap Termination Payment owed to the Swap Provider and (b) the denominator of which is the product of (i) the aggregate collateral balance for the immediately preceding distribution date (or as of the cut-off date for the first distribution date) and (ii) (x) in the case of the Class B-1 Certificates and Class A-R Certificates, 1/12 and (y) in the case of the other Offered Certificates, the actual number of days in the immediately preceding interest accrual period divided by 360.

Principal and Interest Advancing:	The servicer will be obligated to make cash advances with respect to delinquent payments of principal and interest on the related mortgage loans to the extent deemed recoverable.
Accrued Certificate Interest:	For each class of certificates, on any distribution date, shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Principal Balance.
Interest Carry Forward Amount:
For each class of certificates, on any distribution date, shall equal the sum of (i) the excess of (x) the sum of (1) the Accrued Certificate Interest for such class with respect to the immediately preceding distribution date and (2) any unpaid Interest Carry Forward Amount from prior distribution dates over (y) the amount actually distributed to such class with respect to interest on such immediately preceding distribution date, and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Remittance Amount:
For any distribution date, will equal (A) the sum of (i) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period, the interest portion of Payaheads previously received and intended for application in the related collection period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the Expense Fee with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicer or the trustee with respect to such mortgage loans, to the extent allocable to interest, (ii) all Compensating Interest paid by the servicer with respect to such mortgage loans and the related distribution date, (iii) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (iv) all Net Liquidation Proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) collected with respect to the mortgage loans during the related collection period, to the extent allocable to interest and (v) any amounts withdrawn from the capitalized interest account to pay interest on the certificates for such distribution date minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider.

Principal Remittance Amount:
For any distribution date will be equal to (A) the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related collection period (less unreimbursed Advances, servicing advances and other amounts due to the servicer and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related collection period, (ii) all principal prepayments on the mortgage loans received during the related Prepayment Period, (iii) the outstanding principal balance of each mortgage loan repurchased during the calendar month immediately preceding that distribution date, (iv) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (v) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) collected during the related collection period, to the extent allocable to principal, (vi) amounts withdrawn from the Reserve Account to cover Realized Losses on the mortgage loans incurred during the related collection period and (vii) regarding the July 2007 distribution date, the amount remaining in the Prefunding Account at the end of the Prefunding Period minus (B) any Net Swap Payments owed to the Swap Provider or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Provider, to the extent not paid from the Interest Remittance Amount for such distribution date and to the extent remaining upaid from any prior distribution dates.

Excess Cashflow Loss Payment:
An amount equal to the lesser of (i) Monthly Excess Cashflow for such distribution date and (ii) the aggregate realized losses on the mortgage loans incurred during the related collection period, to the extent not covered by amounts received under the Interest Rate Cap Agreement and the Swap Agreement, such amount to be added to the Principal Payment Amount.

Overcollateralization Release Amount:
For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of (a) the Principal Remittance Amount and (b) the Excess Cashflow Loss Payment for such date, is applied on such date in reduction of the aggregate of the Class Principal Balances of the certificates (to an amount not less than zero), exceeds (ii) the Targeted Overcollateralization Amount for such date.

Principal Payment Amount:	For any distribution date will be equal to the Principal Remittance Amount for such date, minus the Overcollateralization Release Amount, if any, for such date.
Credit Enhancement:	1. Excess cashflow. 2. Payments received under the Interest Rate Cap Agreement (if any). 3. Net Swap Payments received from the Swap Provider (if any).
4. Overcollateralization.
5. Subordination (see table below).

Class (Aggregated)	Expected Initial Credit Enhancement(1)	Expected Initial Target Credit Enhancement(1)	Expected Final Target Credit Enhancement(2)
A(3)	30.50%	30.50%	61.00%
M-1	25.50%	25.50%	51.00%
M-2	20.75%	20.75%	41.50%
M-3	18.50%	18.50%	37.00%
M-4	16.60%	16.60%	33.20%
M-5	14.80%	14.80%	29.60%
M-6	13.25%	13.25%	26.50%
M-7	11.75%	11.75%	23.50%
M-8	9.85%	9.85%	19.70%
M-9	8.30%	8.30%	16.60%
B-1	6.75%	6.75%	13.50%

(1) Prior to stepdown date, based on the Aggregate Collateral Balance as of the cut-off date.
(2) On or after stepdown date, based on the Aggregate Collateral Balance as of the related distribution date.
(3) Class A includes the Class A-1, Class A-2, Class A-3 and Class A-R Certificates.

Required Overcollateralization Amount:	1. With respect to any distribution date prior to the Stepdown Date, the required overcollateralization amount will be equal to [6.75]% of the Aggregate Collateral Balance as of the cut-off date.

2.  With respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the required overcollateralization amount will be equal to the greater of (a) [13.50]% of the Aggregate Collateral Balance for such distribution date and (b) 0.50% of the Aggregate Collateral Balance as of the cut-off date.

3.  With respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount for the distribution date immediately preceding such distribution date.

Senior Enhancement Percentage:
With respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and (ii) the overcollateralization amount, in each case after giving effect to payments on such distribution date, by (y) the Aggregate Collateral Balance for such distribution date.

Stepdown Date:
The earlier to occur of (1) the first distribution date following the distribution date on which the aggregate Class Principal Balance of the Class A-R, Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero and (2) the later to occur of (i) the distribution date in May 2010 and (ii) the first distribution date on which the Senior Enhancement Percentage (before giving effect to payments on the certificates on such distribution date) is greater than or equal to [61.00]%.

Trigger Event:
A Trigger Event will be in effect for any distribution date if (a) the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates, respectively) immediately preceding months equals or exceeds [TBD]% of the Senior Enhancement Percentage for such distribution date or (b) the cumulative realized losses on the mortgage loans exceed the percentage of the Maximum Pool Balance for that distribution date as specified below:

SUBJECT TO FINAL RATING AGENCY APPROVALS
Distribution Date	Percentage of Maximum Pool Balance
May 2007 - April 2010	N/A
May 2010 - April 2011	[___%] for the first month, plus an additional 1/12th of [__%] for each month thereafter.
May 2011 - April 2012	[__%] for the first month, plus an additional 1/12th of [__ %] for each month thereafter.
May 2012 - April 2013	[__%] for the first month, plus an additional 1/12th of [__%] for each month thereafter.
May 2013 and thereafter	[__%]

Deferred Amount:
For the Class M Certificates and Class B-1 Certificates and any distribution date, will equal the amount by which (x) the aggregate of the unpaid realized loss amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of net recoveries on previously charged off mortgage loans.

Registration:
The Offered Certificates (other than the Class A-R Certificates) will be available in book-entry form through DTC, Clearstream, Luxembourg and Euroclear. The Class A-R Certificates will be issued in definitive form

Source for Calculation of One-Month LIBOR:		Reuters Screen LIBOR01.
Credit Support Depletion Date:
The first distribution date on which (1) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates has been or will be reduced to zero and (2) the overcollateralization amount equals zero.

Distributions to Certificateholders:
	I.	The Interest Remittance Amount will be distributed on each distribution date as follows:
1. to the Class X-S Certificates, the aggregate excess servicing fee for such distribution date;
2. Concurrently to the Class A-R, Class A-1, Class A-2, Class A-3 and Class P Certificates, on a pro rata basis, Accrued Certificate Interest and any Interest Carry Forward Amounts for such classes;
3. to the Class M-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
4. to the Class M-2 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
5. to the Class M-3 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
6. to the Class M-4 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
7. to the Class M-5 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
8. to the Class M-6 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
9. to the Class M-7 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
10. to the Class M-8 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
11. to the Class M-9 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class;
12. to the Class B-1 Certificates, Accrued Certificate Interest and any Interest Carry Forward Amount for such class; and
13. for application as part of Monthly Excess Cashflow for such distribution date.

	II.	Before the Stepdown Date, or during a Trigger Event, the Principal Payment Amount will be allocated in the following priority:
1. on the distribution date in July 2012 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero;

2.  a)on each distribution date prior to the Credit Support Depletion Date, to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero;
b) on each distribution date on or after the Credit Support Depletion Date, to the Class A-R, Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

3. to the Class M-1 Certificates until the Class Principal Balance of such class has been reduced to zero;
4. to the Class M-2 Certificates until the Class Principal Balance of such class has been reduced to zero;
5. to the Class M-3 Certificates until the Class Principal Balance of such class has been reduced to zero;
6. to the Class M-4 Certificates until the Class Principal Balance of such class has been reduced to zero;

7.  to the Class M-5 Certificates until the Class Principal Balance of such class has been reduced to zero;
8.  to the Class M-6 Certificates until the Class Principal Balance of such class has been reduced to zero;
9.  to the Class M-7 Certificates until the Class Principal Balance of such class has been reduced to zero;
10.  to the Class M-8 Certificates until the Class Principal Balance of such class has been reduced to zero;
11.  to the Class M-9 Certificates until the Class Principal Balance of such class has been reduced to zero;
12.  to the Class B-1 Certificates until the Class Principal Balance of such class has been reduced to zero; and

13. for application as part of Monthly Excess Cashflow for such distribution date.

III.	On and after the Stepdown Date and assuming no Trigger Event is in effect, the Principal Payment Amount will be allocated in the following priority:
1. commencing on the distribution date in July 2012 or thereafter, to the Class P Certificates until the Class Principal Balance of such class has been reduced to zero.

2.  a)on each distribution date prior to the Credit Support Depletion Date, in accordance with the Target Credit Enhancement percentage for the Class A Certificates, to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in each case, until the Class Principal Balance thereof has been reduced to zero;
b) on each distribution date on or after the Credit Support Depletion Date, in accordance with the Target Credit Enhancement percentage for the Class A Certificates, to the Class A-R, Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in each case, until the Class Principal Balance thereof has been reduced to zero;

3. to the Class M-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-1 Certificates, until the Class Principal Balance of such class has been reduced to zero;

4.  to the Class M-2 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-2 Certificates, until the Class Principal Balance of such class has been reduced to zero;
5.  to the Class M-3 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-3 Certificates, until the Class Principal Balance of such class has been reduced to zero;
6.  to the Class M-4 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-4 Certificates, until the Class Principal Balance of such class has been reduced to zero;

7. to the Class M-5 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-5 Certificates, until the Class Principal Balance of such class has been reduced to zero;
8. to the Class M-6 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-6 Certificates, until the Class Principal Balance of such class has been reduced to zero;
9. to the Class M-7 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-7 Certificates, until the Class Principal Balance of such class has been reduced to zero;
10. to the Class M-8 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-8 Certificates, until the Class Principal Balance of such class has been reduced to zero;
11. to the Class M-9 Certificates, in accordance with the Target Credit Enhancement percentage for the Class M-9 Certificates, until the Class Principal Balance of such class has been reduced to zero;

12.  to the Class B-1 Certificates, in accordance with the Target Credit Enhancement percentage for the Class B-1 Certificates, until the Class Principal Balance of such class has been reduced to zero; and

13. for application as part of Monthly Excess Cashflow for such distribution date.

	IV.	Any amount distributed pursuant to clause (13) in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.  an amount equal to the Excess Cashflow Loss Payment for such distribution date to be distributed in the same manner as the Principal Payment Amount as set forth above in clauses II and III.

2.  for the first distribution date, 100% of the Monthly Excess Cashflow available under this clause 2 will be released to the Class X-1 Certificates.

3.  a) Prior to the Stepdown Date or if a Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause II above; or
 b) On or after the Stepdown Date, provided no Trigger Event is in effect, until the required overcollateralization amount is reached, according to clause III above;

4. to the Class M-1 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

5.  to the Class M-2 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

6.  to the Class M-3 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

7.  to the Class M-4 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

8.  to the Class M-5 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

9.  to the Class M-6 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

10.  to the Class M-7 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

11. to the Class M-8 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
12. to the Class M-9 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;
13. to the Class B-1 Certificates, any Deferred Amount for such class with interest thereon at the applicable pass-through rate, to the extent not paid from amounts on deposit in the Reserve Account;

14.  to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class, to the extent not paid from amounts on deposit in the Reserve Account;

15. to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
16. to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
17. to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

18.  to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

19.  to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

20.  to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

21.  to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

22.  to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;

23. to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
24. to the Class B-1 Certificates, any applicable Basis Risk Shortfall for such class, to the extent not paid from amounts on deposit in the Reserve Account;
25. to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid;

26.  to the Class X-1 Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

27.  to the Class A-R Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Class A-R Certificates under this clause (27).

Additional Information:
Investors may find additional information about the original characteristics and delinquency, loss and prepayment experience of certain prior securitized pools of similar assets prepared by the Seller at http://www.credit-suisse.hemt.static-pool.com.

In addition, investors should carefully review the attached Term Sheet Supplement for more information regarding the offered certificates. Capitalized terms used but not defined herein shall have the meanings set forth in the attached Term Sheet Supplement.

Interest Rate Cap Agreement:

Under the Interest Rate Cap Agreement, Credit Suisse International, as cap counterparty will agree to make payments on each Cap Payment Date equal to the product of (i) a fraction, the numerator of which is the actual number of days elapsed since the immediately preceding Cap Payment Date (or, in the case of the first Cap Payment Date, the closing date) through, but not including, the current Cap Payment Date, subject to the “Modified Following” Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) a notional amount (as set forth on the following page for the related distribution date) and (iii) the percentage equal to the difference between (1)  the Index Rate for such period and (2) the Strike Rate for such period; provided, that if the Index Rate is less than or equal to the Strike Rate for such period, then the payment amount due under the Interest Rate Cap Agreement will be zero. Generally, the “Index Rate” will be the rate for one-month deposits in U.S. Dollars which appear on the Reuters Screen LIBOR01 two London banking days prior to the first day of the related accrual period for the interest rate cap agreement or, if such rate does not appear on the Reuters Screen LIBOR01, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. The “Cap Payment Date” with respect to each distribution date is the business day immediately preceding the 25th day of the related month, beginning in June 2007, to and including the termination date.

Unless terminated earlier, the Interest Rate Cap Agreement will terminate on the date specified in the prospectus supplement. Both the supplemental interest trust trustee and the Cap Counterparty will have the right to terminate the Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Interest Rate Cap Agreement, including, without limitation, the related ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder.

Cap Agreement Notional Amount and Strike Rate

Period	Distribution Date	Notional ($)	Strike Rate (%)	Period	Distribution Date	Notional ($)	Strike Rate (%)
1	25-May-07	-		31	25-Nov-09	177,031,809	5.250
2	25-Jun-07	2,964	5.250	32	25-Dec-09	176,957,344	5.250
3	25-Jul-07	6,633	5.250	33	25-Jan-10	175,959,529	5.250
4	25-Aug-07	3,308,192	5.250	34	25-Feb-10	177,286,641	5.250
5	25-Sep-07	12,337,431	5.250	35	25-Mar-10	179,309,641	5.250
6	25-Oct-07	21,625,428	5.250	36	25-Apr-10	168,884,774	5.250
7	25-Nov-07	23,592,094	5.250	37	25-May-10	181,777,269	5.250
8	25-Dec-07	27,421,282	5.250	38	25-Jun-10	229,485,127	5.250
9	25-Jan-08	39,580,232	5.250	39	25-Jul-10	221,301,563	5.250
10	25-Feb-08	49,753,006	5.250	40	25-Aug-10	216,183,474	5.250
11	25-Mar-08	66,173,661	5.250	41	25-Sep-10	211,856,412	5.250
12	25-Apr-08	87,747,915	5.250	42	25-Oct-10	204,726,722	5.250
13	25-May-08	101,551,824	5.250	43	25-Nov-10	197,829,193	5.250
14	25-Jun-08	116,272,245	5.250	44	25-Dec-10	191,164,754	5.250
15	25-Jul-08	128,936,424	5.250	45	25-Jan-11	184,726,823	5.250
16	25-Aug-08	134,296,119	5.250	46	25-Feb-11	178,497,689	5.250
17	25-Sep-08	138,619,472	5.250	47	25-Mar-11	172,478,302	5.250
18	25-Oct-08	138,220,407	5.250	48	25-Apr-11	166,660,901	5.250
19	25-Nov-08	138,011,299	5.250	49	25-May-11	161,037,738	5.250
20	25-Dec-08	138,791,803	5.250	50	25-Jun-11	155,599,867	5.250
21	25-Jan-09	143,152,972	5.250	51	25-Jul-11	150,349,463	5.250
22	25-Feb-09	149,404,922	5.250	52	25-Aug-11	145,268,912	5.250
23	25-Mar-09	160,751,492	5.250	53	25-Sep-11	140,359,196	5.250
24	25-Apr-09	166,938,126	5.250	54	25-Oct-11	135,611,412	5.250
25	25-May-09	170,600,940	5.250	55	25-Nov-11	131,027,749	5.250
26	25-Jun-09	173,601,568	5.250	56	25-Dec-11	126,589,458	5.250
27	25-Jul-09	176,318,722	5.250	57	25-Jan-12	122,307,397	5.250
28	25-Aug-09	180,214,225	5.250	58	25-Feb-12	118,164,050	5.250
29	25-Sep-09	178,223,322	5.250	59	25-Mar-12	114,160,422	5.250
30	25-Oct-09	179,490,059	5.250	60	25-Apr-12	110,287,677	5.250

Interest Rate Cap Agreement Payments

Amounts paid under the Interest Rate Cap Agreement will be deposited in a reserve account (the “Reserve Account”). Amounts on deposit in the Reserve Account will be available on any Cap Payment Date to pay the following amounts (prior to giving effect to amounts paid under the Swap Agreement or payments made pursuant to Section IV (page 8) for such distribution date):

1.  To pay the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such distribution date;

2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such distribution date;

3.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts paid under the Swap Agreement or payments made pursuant to Section IV (page 8) for such distribution date;

4.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any Deferred Amount, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts paid under the Swap Agreement or payments made pursuant to Section IV (page 8) for such distribution date; and

5.  To pay sequentially, (i) the Class A-1, Class A-2 and Class A-3 Certificates, on a pro-rata basis, and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts paid under the Swap Agreement or payments made pursuant to Section IV (page 8) for such distribution date.

Any amounts paid under the Interest Rate Cap Agreement to the supplemental interest trust trustee not used to pay Accrued Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Reserve Account and will be available on future distribution dates to make the payments described in 1. through 5. above. On the distribution date on which the aggregate principal balance of the Offered Certificates and Class B-1 Certificates is reduced to zero, any amounts remaining in the Reserve Account will be distributed to the Class X-1 Certificates.

Swap Agreement:

On or before the closing date, the supplemental interest trust trustee will enter into a Swap Agreement with Credit Suisse International, as swap provider. Under the Swap Agreement and on each Swap Payment Date, (i) the supplemental interest trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to [5.250]% per annum, (y) the swap notional amount (based on the schedule described on the following page) for that Swap Payment Date and (z) a fraction, the numerator of which is 30 (or, for the first Swap Payment Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first payment date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the supplemental interest trust will be entitled to receive from the Swap Provider an amount equal to the product of (x) one-month LIBOR for the related calculation period (each as determined and defined pursuant to the Swap Agreement), (y) the swap notional amount (as set forth on the following page for the related distribution date), and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). The “Swap Payment Date” with respect to each payment date is the business day immediately preceding the 25th day of the related month, beginning in May 2007, to and including the termination date. The first and last payment dates for the Swap Agreement will occur on the dates specified in the prospectus supplement.

Generally, the Net Swap Payment will be deposited into a Reserve Account by the supplemental interest trust trustee pursuant to the pooling and servicing agreement and amounts on deposit in the Reserve Account will be distributed in accordance with the terms set forth in the pooling and servicing agreement and as described in “Swap Agreement” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, prior to distributions to holders of the certificates.

Swap Agreement Notional Amount and Fixed Payer Rate

Period	Distribution Date	Notional ($)	Fixed Payer Rate (%)	Period	Distribution Date	Notional ($)	Fixed Payer Rate (%)
1	25-May-07	825,300,000	5.250	31	25-Nov-09	103,832,935	5.250
2	25-Jun-07	807,430,973	5.250	32	25-Dec-09	91,976,810	5.250
3	25-Jul-07	788,681,290	5.250	33	25-Jan-10	81,443,747	5.250
4	25-Aug-07	765,699,920	5.250	34	25-Feb-10	68,975,965	5.250
5	25-Sep-07	736,122,537	5.250	35	25-Mar-10	56,174,924	5.250
6	25-Oct-07	705,446,787	5.250	36	25-Apr-10	56,174,924	5.250
7	25-Nov-07	681,327,271	5.250	37	25-May-10	56,174,924	5.250
8	25-Dec-07	654,627,078	5.250	38	25-Jun-10	-	5.250
9	25-Jan-08	618,953,317	5.250	39	25-Jul-10	-	5.250
10	25-Feb-08	585,904,131	5.250	40	25-Aug-10	-	5.250
11	25-Mar-08	547,244,931	5.250	41	25-Sep-10	-	5.250
12	25-Apr-08	504,051,171	5.250	42	25-Oct-10	-	5.250
13	25-May-08	469,237,123	5.250	43	25-Nov-10	-	5.250
14	25-Jun-08	434,087,995	5.250	44	25-Dec-10	-	5.250
15	25-Jul-08	401,576,035	5.250	45	25-Jan-11	-	5.250
16	25-Aug-08	376,921,583	5.250	46	25-Feb-11	-	5.250
17	25-Sep-08	353,856,005	5.250	47	25-Mar-11	-	5.250
18	25-Oct-08	336,046,635	5.250	48	25-Apr-11	-	5.250
19	25-Nov-08	318,571,495	5.250	49	25-May-11	-	5.250
20	25-Dec-08	300,612,219	5.250	50	25-Jun-11	-	5.250
21	25-Jan-09	279,568,173	5.250	51	25-Jul-11	-	5.250
22	25-Feb-09	257,119,669	5.250	52	25-Aug-11	-	5.250
23	25-Mar-09	230,044,202	5.250	53	25-Sep-11	-	5.250
24	25-Apr-09	208,595,877	5.250	54	25-Oct-11	-	5.250
25	25-May-09	190,129,025	5.250	55	25-Nov-11	-	5.250
26	25-Jun-09	172,772,470	5.250	56	25-Dec-11	-	5.250
27	25-Jul-09	156,128,881	5.250	57	25-Jan-12	-	5.250
28	25-Aug-09	138,735,997	5.250	58	25-Feb-12	-	5.250
29	25-Sep-09	127,630,908	5.250	59	25-Mar-12	-	5.250
30	25-Oct-09	113,678,222	5.250	60	25-Apr-12	-	5.250

Swap Payments:
Funds payable under the Swap Agreement (i.e., Swap Payment from either the supplemental interest trust or the Swap Provider) will be deposited into the Reserve Account.

Funds in the Reserve Account which are payable to the Swap Provider under the Swap Agreement will be distributed from any available funds prior to distributions on the Offered Certificates (as described herein under “Distributions to Certificateholders” (page 7)) on each Swap Payment Date in the following order of priority:

1.  To the Swap Provider, any Net Swap Payment owed for such Swap Payment Date; and

2.  To the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

On any Swap Payment Date, any Net Swap Payments or Swap Termination Payments owed to the Swap Provider shall be paid from the Interest Remittance Amount. To the extent any Net Swap Payments or Swap Termination Payments owed to the Swap Provider remain unpaid after taking into account payments from the Interest Remittance Amount, such amounts shall be paid from the Principal Remittance Amount.

Net Swap Payments in the Reserve Account that are payable to the supplemental interest trust will be distributed on each payment date in the following order of priority (in each case, after giving effect to any amounts paid under the Interest Rate Cap Agreement on deposit in the Reserve Account):

1.  To pay the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, Accrued Interest and any Interest Carry
          Forward Amounts, to the extent unpaid from the related Interest Remittance Amount for such payment date;

2.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1
          Certificates, in that order, Accrued Interest and any Interest Carry Forward Amounts, to the extent unpaid from the related
          Interest Remittance Amount for such payment date;

3.  To the Principal Remittance Amount, up to the amount of realized losses on the mortgage loans incurred during the related collection period, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such payment date;

4.  To pay the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1
          Certificates, in that order, any Deferred Amount, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such payment date; and

5.  To pay sequentially, (i) the Class A-1, Class A-2 and Class A-3 Certificates, on a pro-rata basis, and (ii) the Class M-1, Class
         M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Basis Risk Shortfall for each such class, prior to giving effect to amounts available to be paid in respect of such amounts as described hereunder under Section IV (page 8) on such payment date.

Any amounts paid under the Swap Agreement to the supplemental interest trust not used to pay Accrued Interest and Interest Carryforward Amounts, to cover realized losses on the mortgage loans, to pay Deferred Amounts or related Basis Risk Shortfalls will remain on deposit in the Reserve Account and will be available on future payment dates to make the payments described in 1. through 5. above. On the distribution date on which the aggregate principal balance of the Offered Certificates and Class B-1 Certificates is reduced to zero, any amounts remaining in the Reserve Account will be distributed to the Class X-1 Certificates.

Swap Provider Downgrade Provisions:
If the credit ratings of the Swap Provider, to the extent the relevant Rating Agency is rating the applicable securities, are downgraded to a rating level at or below “BB+” by S&P (or S&P withdraws its rating), at or below “Baa1” by Moody’s, at or below “P-3” by Moody’s (or such rating is withdrawn), then the Swap Provider must seek to replace itself with a substitute swap provider and may in certain circumstances be required to post collateral while such swap provider is being found, or in certain circumstances obtain an eligible guarantee of the Swap Provider’s obligations under the Swap Agreement.

Bond Summary
(Assumes no losses, 1-month LIBOR at 5.32% and the business day convention is ignored).

To Call:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.95	1.26	0.93	0.60	0.43
	First Pay	May-07	May-07	May-07	May-07	May-07
	Last Pay	Aug-12	Jan-10	Apr-09	Jul-08	Feb-08
	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.84	3.91	2.19	1.35	0.92
	First Pay	Aug-12	Jan-10	Apr-09	Jul-08	Feb-08
	Last Pay	Jan-16	Dec-12	Sep-09	Oct-08	Apr-08
	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	10.83	7.06	2.62	1.60	1.07
	First Pay	Jan-16	Dec-12	Sep-09	Oct-08	Apr-08
	Last Pay	Oct-18	Oct-14	Mar-10	Jan-09	Jun-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.33	4.87	2.98	1.84
	First Pay	Dec-10	Mar-11	Mar-10	Jan-09	Jun-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.18	5.12	3.04	1.98
	First Pay	Dec-10	Nov-10	Oct-11	Dec-09	Jan-09
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.12	4.60	2.74	1.79
	First Pay	Dec-10	Oct-10	Jun-11	Oct-09	Dec-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.09	4.41	2.63	1.73
	First Pay	Dec-10	Sep-10	Mar-11	Aug-09	Nov-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.07	4.28	2.56	1.68
	First Pay	Dec-10	Aug-10	Jan-11	Jul-09	Oct-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.06	4.20	2.51	1.65
	First Pay	Dec-10	Aug-10	Nov-10	Jun-09	Sep-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.05	4.12	2.47	1.61
	First Pay	Dec-10	Jul-10	Oct-10	May-09	Sep-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.04	4.06	2.44	1.60
	First Pay	Dec-10	Jul-10	Sep-10	Apr-09	Aug-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	7.57	5.03	4.01	2.40	1.57
	First Pay	Dec-10	Jun-10	Aug-10	Apr-09	Aug-08
	Last Pay	Oct-18	Oct-14	Sep-12	Jul-10	May-09

To Maturity:	Class A-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	1.95	1.26	0.93	0.60	0.43
	First Pay	May-07	May-07	May-07	May-07	May-07
	Last Pay	Aug-12	Jan-10	Apr-09	Jul-08	Feb-08
	Class A-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	6.84	3.91	2.19	1.35	0.92
	First Pay	Aug-12	Jan-10	Apr-09	Jul-08	Feb-08
	Last Pay	Jan-16	Dec-12	Sep-09	Oct-08	Apr-08
	Class A-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	12.90	8.72	2.62	1.60	1.07
	First Pay	Jan-16	Dec-12	Sep-09	Oct-08	Apr-08
	Last Pay	Dec-27	Jan-24	Mar-10	Jan-09	Jun-08
	Class M-1	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.91	6.89	4.16	2.59
	First Pay	Dec-10	Mar-11	Mar-10	Jan-09	Jun-08
	Last Pay	Apr-26	Jul-22	Jun-19	Jul-14	Nov-11
	Class M-2	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.74	5.58	3.29	2.16
	First Pay	Dec-10	Nov-10	Oct-11	Dec-09	Jan-09
	Last Pay	Oct-25	Jan-22	Dec-17	Aug-13	Apr-11
	Class M-3	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.67	5.00	2.97	1.94
	First Pay	Dec-10	Oct-10	Jun-11	Oct-09	Dec-08
	Last Pay	Oct-25	May-21	Jun-17	May-13	Feb-11
	Class M-4	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.63	4.80	2.86	1.87
	First Pay	Dec-10	Sep-10	Mar-11	Aug-09	Nov-08
	Last Pay	Oct-25	Jan-21	Mar-17	Mar-13	Jan-11
	Class M-5	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.29	5.61	4.66	2.78	1.82
	First Pay	Dec-10	Aug-10	Jan-11	Jul-09	Oct-08
	Last Pay	Oct-25	Sep-20	Dec-16	Jan-13	Dec-10
	Class M-6	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.28	5.58	4.57	2.72	1.79
	First Pay	Dec-10	Aug-10	Nov-10	Jun-09	Sep-08
	Last Pay	Oct-25	May-20	Sep-16	Nov-12	Nov-10
	Class M-7	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.27	5.55	4.48	2.68	1.75
	First Pay	Dec-10	Jul-10	Oct-10	May-09	Sep-08
	Last Pay	Jun-25	Jan-20	Jun-16	Sep-12	Oct-10
	Class M-8	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.25	5.52	4.41	2.64	1.73
	First Pay	Dec-10	Jul-10	Sep-10	Apr-09	Aug-08
	Last Pay	Mar-25	Aug-19	Mar-16	Aug-12	Sep-10
	Class M-9	50 PPC	75 PPC	100 PPC	150 PPC	200 PPC
	Average Life	8.22	5.49	4.34	2.59	1.69
	First Pay	Dec-10	Jun-10	Aug-10	Apr-09	Aug-08
	Last Pay	Sep-24	Feb-19	Oct-15	May-12	Jul-10

Net Funds Cap
(Assumes no losses, adjusted for Net Swap Payment owed to the Swap Provider, 1-month LIBOR at 6.32%, 100% PPC, business day convention ignored, act/360 day count convention, with respect to the B-1 Certificates the related Net Funds Cap will be adjusted based on a 30/360 day count convention)

Period	Net Funds Cap	Period	Net Funds Cap	Period	Net Funds Cap
1	13.01%	41	10.50%	81	10.50%
2	10.50%	42	10.85%	82	10.50%
3	10.85%	43	10.50%	83	11.63%
4	10.50%	44	10.85%	84	10.50%
5	10.50%	45	10.50%	85	10.85%
6	10.85%	46	10.50%	86	10.50%
7	10.50%	47	11.63%	87	10.85%
8	10.85%	48	10.50%	88	10.50%
9	10.50%	49	10.85%	89	10.50%
10	10.50%	50	10.50%	90	10.85%
11	11.22%	51	10.85%	91	10.50%
12	10.50%	52	10.50%	92	10.85%
13	10.85%	53	10.50%	93	10.50%
14	10.50%	54	10.85%	94	10.50%
15	10.85%	55	10.50%	95	11.63%
16	10.50%	56	10.85%	96	10.50%
17	10.50%	57	10.50%	97	10.85%
18	10.85%	58	10.50%	98	10.50%
19	10.50%	59	11.23%	99	10.85%
20	10.85%	60	10.50%	100	10.50%
21	10.50%	61	10.85%	101	10.50%
22	10.50%	62	10.50%	102	10.85%
23	11.63%	63	10.85%	103	10.50%
24	10.50%	64	10.50%	104	10.85%
25	10.85%	65	10.50%	105	10.50%
26	10.50%	66	10.85%	106	10.50%
27	10.85%	67	10.50%	107	11.23%
28	10.50%	68	10.85%	108	10.50%
29	10.50%	69	10.50%	109	10.85%
30	10.85%	70	10.50%	110	10.50%
31	10.50%	71	11.63%	111	10.85%
32	10.85%	72	10.50%	112	10.50%
33	10.50%	73	10.85%	113	10.50%
34	10.50%	74	10.50%	114	10.85%
35	11.63%	75	10.85%	115	10.50%
36	10.50%	76	10.50%	116	10.85%
37	10.85%	77	10.50%	117	10.50%
38	10.50%	78	10.85%	118	10.50%
39	10.85%	79	10.50%	119	11.63%
40	10.50%	80	10.85%	120	10.50%

Excess Spread
(Assumes no losses, no Basis Risk Shortfall payments, approximated forward 1-month LIBOR as shown below, 100% PPC, business day convention ignored)

Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread	Period	1-month LIBOR	Excess Spread
1	5.32%	6.23%	41	4.98%	4.82%	81	5.35%	4.37%
2	5.32%	5.28%	42	5.00%	5.01%	82	5.36%	4.36%
3	5.34%	5.30%	43	5.02%	4.83%	83	5.36%	4.97%
4	5.34%	5.28%	44	5.03%	5.04%	84	5.37%	4.35%
5	5.30%	5.28%	45	5.05%	4.86%	85	5.37%	4.56%
6	5.27%	5.30%	46	5.06%	4.88%	86	5.38%	4.35%
7	5.26%	5.28%	47	5.08%	5.45%	87	5.39%	4.54%
8	5.19%	5.30%	48	5.09%	4.91%	88	5.39%	4.34%
9	5.17%	5.27%	49	5.11%	5.09%	89	5.40%	4.33%
10	5.14%	5.27%	50	5.12%	4.92%	90	5.41%	4.52%
11	5.03%	5.34%	51	5.13%	5.10%	91	5.41%	4.32%
12	5.02%	5.27%	52	5.15%	4.91%	92	5.42%	4.51%
13	4.94%	5.32%	53	5.16%	4.91%	93	5.43%	4.32%
14	4.91%	5.29%	54	5.17%	5.09%	94	5.44%	4.35%
15	4.90%	5.34%	55	5.18%	4.91%	95	5.44%	5.00%
16	4.89%	5.29%	56	5.19%	5.09%	96	5.45%	4.42%
17	4.88%	5.29%	57	5.20%	4.89%	97	5.46%	4.66%
18	4.88%	5.35%	58	5.20%	4.90%	98	5.47%	4.49%
19	4.88%	5.29%	59	5.21%	5.26%	99	5.48%	4.74%
20	4.88%	5.35%	60	5.22%	4.89%	100	5.49%	4.58%
21	4.88%	5.28%	61	5.22%	5.07%	101	5.50%	4.63%
22	4.88%	5.29%	62	5.23%	4.88%	102	5.50%	4.89%
23	4.88%	5.53%	63	5.23%	5.07%	103	5.51%	4.75%
24	4.88%	5.29%	64	5.23%	4.89%	104	5.51%	5.01%
25	4.88%	5.38%	65	5.24%	4.89%	105	5.51%	4.88%
26	4.87%	5.30%	66	5.24%	4.64%	106	5.52%	4.95%
27	4.87%	5.40%	67	5.25%	4.44%	107	5.52%	5.39%
28	4.87%	5.31%	68	5.25%	4.64%	108	5.51%	5.10%
29	4.87%	5.31%	69	5.26%	4.44%	109	5.51%	5.36%
30	4.87%	5.44%	70	5.26%	4.44%	110	5.51%	5.26%
31	4.87%	5.35%	71	5.27%	5.04%	111	5.50%	5.53%
32	4.87%	5.49%	72	5.28%	4.43%	112	5.50%	5.44%
33	4.88%	5.40%	73	5.29%	4.62%	113	5.50%	5.54%
34	4.88%	5.43%	74	5.29%	4.42%	114	5.50%	5.80%
35	4.89%	5.84%	75	5.30%	4.61%	115	5.51%	5.72%
36	4.90%	5.48%	76	5.31%	4.41%	116	5.51%	5.99%
37	4.92%	5.40%	77	5.32%	4.40%	117	5.51%	5.93%
38	4.93%	5.09%	78	5.33%	4.59%	118	5.52%	6.03%
39	4.95%	5.04%	79	5.33%	4.39%	119	5.53%	6.59%
40	4.97%	4.81%	80	5.34%	4.58%	120	5.54%	6.24%

Breakeven CDRs

The Breakeven CDR for a class is the maximum CDR at which such class will NOT be written down (with a 0.1% increment) at the corresponding scenario assumptions. The table below is generated with the following assumptions: 100% PPC, Forward LIBOR as shown in the Excess Spread table above, 100% Loss Severity, Trigger Event is in effect for every distribution date, no stepdown, 6 month lag, interest does not accrue on Deferred Amounts and 100% servicer advances.

Class	Breakeven CDR	Collateral Cum Loss	Average Life
M-1	17.5%	32.1%	5.9
M-2	14.3%	27.4%	6.3
M-3	12.9%	25.3%	7.6
M-4	11.8%	23.5%	8.3
M-5	10.7%	21.7%	8.3
M-6	9.9%	20.3%	9.1
M-7	9.1%	18.9%	9.3
M-8	8.1%	17.1%	8.7
M-9	7.4%	15.8%	9.1

Statistical Collateral Summary

All information on the mortgage loans is approximate and is based off of scheduled balances as of the 4/1/07 cutoff date. All mortgage loan characteristics are subject to a +/-10% variance. In the final pool, thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the mortgage loans, respectively.

Total Number of Loans	15,048
Total Outstanding Loan Balance	$881,537,356	Min	Max
Average Balance	$58,582	$223	$385,447
Weighted Average Combined LTV	97.21%	26.25%	100.00%
Weighted Average Coupon	11.375%	6.000%	16.750%
Weighted Average DTI (Non-Zero)	40.38%
Weighted Average FICO	685
Weighted Average Age (Months)	5
% Prepayment Penalties	37.80%
% Balloons	58.08%
% Second Liens	99.99%

Scheduled Balance ($)	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
0.01 - 25,000.00	2,257	43,690,233	4.96	6	686	94.87	11.330	61.44
25,000.01 - 50,000.00	5,341	198,761,984	22.55	5	681	96.82	11.330	83.59
50,000.01 - 75,000.00	3,529	216,191,164	24.52	5	681	97.47	11.359	90.44
75,000.01 - 100,000.00	2,098	183,104,366	20.77	5	683	97.63	11.340	93.79
100,000.01 - 125,000.00	969	108,070,439	12.26	5	688	98.22	11.350	93.18
125,000.01 - 150,000.00	510	70,052,538	7.95	5	691	97.62	11.498	92.53
150,000.01 - 175,000.00	198	32,065,415	3.64	5	699	97.83	11.761	90.71
175,000.01 - 200,000.00	110	20,718,683	2.35	5	697	95.30	11.697	94.50
200,000.01 - 225,000.00	16	3,397,921	0.39	6	702	91.89	10.708	94.06
225,000.01 - 250,000.00	11	2,672,719	0.30	6	696	88.95	11.551	90.68
250,000.01 - 275,000.00	1	269,161	0.03	6	775	100.00	9.350	100.00
275,000.01 - 300,000.00	5	1,457,934	0.17	6	752	87.46	11.398	80.44
325,000.01 - 350,000.00	2	699,353	0.08	8	686	82.11	10.686	100.00
375,000.01 - 400,000.00	1	385,447	0.04	7	741	89.72	8.875	100.00
Total:	15,048	881,537,356	100.00	5	685	97.21	11.375	88.77

FICO	Number of Loans	Aggregate Scheduled Balance ($)	% of Loans by Scheduled Balance	Age (months)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (%)	Weighted Average Coupon (%)	% Owner Occupied
620 - 639	2,032	105,526,377	11.97	5	629	97.41	12.044	96.61
640 - 659	3,121	174,064,555	19.75	5	649	97.24	11.744	95.17
660 - 679	3,134	185,966,691	21.10	5	669	97.09	11.389	91.88
680 - 699	2,135	134,425,573	15.25	5	689	97.61	11.260	87.62
700 - 719	1,564	100,885,693	11.44	5	708	97.42	11.006	83.92
720 - 739	1,149	67,337,640	7.64	5	729	97.20	11.007	81.34
740 - 759	851	53,122,924	6.03	5	749	96.54	10.964	77.66
760 - 779	604	34,460,267	3.91	5	768	96.65	10.802	75.95
780 - 799	358	20,434,972	2.32	5	788	96.41	10.705	74.83
800 - 819	100	5,312,664	0.60	5	806	96.28	10.594	78.38
Total:	15,048	881,537,356	100.00	5	685	97.21	11.375	88.77

Original Term (months)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
60	1	120,211		0.01	9		700	94.94		7.750		100.00
120	3	155,474		0.02	7		673	82.46		11.062		100.00
178	1	39,950		0.00	3		623	99.02		14.250		100.00
180	9,140	536,334,852		60.84	5		685	97.05		11.497		87.87
240	399	24,831,785		2.82	6		673	97.95		11.490		94.65
300	190	11,409,723		1.29	6		711	93.74		10.806		83.49
360	5,314	308,645,360		35.01	6		684	97.57		11.177		90.05
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Remaining Term (months)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Less than or equal to 60	1	120,211		0.01	9		700	94.94		7.750		100.00
61 - 120	3	155,474		0.02	7		673	82.46		11.062		100.00
121 - 180	9,141	536,374,802		60.85	5		685	97.05		11.498		87.88
181 - 240	399	24,831,785		2.82	6		673	97.95		11.490		94.65
241 - 300	190	11,409,723		1.29	6		711	93.74		10.806		83.49
301 - 360	5,314	308,645,360		35.01	6		684	97.57		11.177		90.05
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Property Type	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
2-4 Family	1,403	107,522,981		12.20	4		698	96.72		11.990		83.46
Condo	1,604	84,098,168		9.54	5		692	97.36		11.426		79.27
Co-op	4	104,838		0.01	4		685	98.44		10.801		100.00
PUD	3,132	187,663,392		21.29	5		686	97.38		11.242		87.36
Single Family Residence	8,859	500,049,824		56.72	5		680	97.23		11.282		92.05
Town House	46	2,098,152		0.24	4		669	98.22		12.181		87.90
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Occupancy Status	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Investment	1,866	70,667,099		8.02	5		712	92.07		12.565		0.00
Primary	12,603	782,574,009		88.77	5		681	97.73		11.264		100.00
Secondary	579	28,296,247		3.21	6		703	95.74		11.487		0.00
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Purpose	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Construction	1	100,838		0.01	8		671	100.00		13.750		100.00
Purchase	10,740	626,547,051		71.07	5		689	98.52		11.510		86.80
Refinance - Cash Out	3,313	204,752,545		23.23	5		673	93.76		11.058		94.53
Refinance - Rate/Term	994	50,136,922		5.69	5		676	95.01		10.990		89.92
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Combined LTV (%)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Less than or equal to 50.00	18	1,377,398		0.16	6		689	40.16		9.340		84.34
50.01 - 60.00	20	1,734,985		0.20	6		696	55.93		9.583		70.90
60.01 - 70.00	40	2,939,620		0.33	6		677	65.20		9.676		90.31
70.01 - 80.00	156	11,843,969		1.34	6		685	77.43		10.182		72.12
80.01 - 90.00	2,201	99,242,173		11.26	5		688	88.77		10.953		69.84
90.01 - 95.00	2,769	138,750,428		15.74	5		693	94.68		11.593		65.33
95.01 - 100.00	9,844	625,648,783		70.97	5		682	99.88		11.434		97.34
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Geographic Distribution	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Alabama	56	1,905,000		0.22	6		670	97.17		11.553		83.01
Alaska	32	1,821,755		0.21	5		677	97.16		11.709		93.21
Arizona	890	45,270,284		5.14	5		688	96.94		11.326		84.27
Arkansas	55	1,600,409		0.18	6		673	98.19		8.853		75.54
California	3,052	258,836,683		29.36	5		686	97.64		11.108		95.32
Colorado	352	16,024,081		1.82	6		680	97.17		10.908		86.01
Connecticut	172	9,495,775		1.08	5		684	96.54		11.598		89.27
Delaware	69	3,214,260		0.36	4		668	98.44		12.462		85.40
District of Columbia	35	2,715,743		0.31	5		679	92.99		11.603		73.08
Florida	1,430	73,054,974		8.29	5		683	97.12		11.834		80.59
Georgia	627	23,789,747		2.70	7		680	96.99		11.354		78.39
Hawaii	107	9,347,420		1.06	6		698	94.87		11.229		81.53
Idaho	52	2,295,926		0.26	6		698	96.99		10.914		66.99
Illinois	583	30,037,894		3.41	5		681	97.59		11.442		89.99
Indiana	95	2,597,813		0.29	5		681	97.28		11.270		84.98
Iowa	31	935,702		0.11	5		686	98.52		11.392		94.14
Kansas	36	899,554		0.10	5		680	97.57		11.623		82.30
Kentucky	46	1,467,371		0.17	6		675	98.53		11.194		82.37
Louisiana	38	1,145,949		0.13	5		679	97.92		11.524		85.35
Maine	34	1,624,939		0.18	7		692	97.16		10.853		82.44
Maryland	457	29,185,393		3.31	5		673	97.93		11.743		93.30
Massachusetts	281	16,577,729		1.88	5		685	94.31		11.299		86.48
Michigan	344	12,935,293		1.47	5		665	97.80		11.461		94.65
Minnesota	228	11,330,385		1.29	5		682	97.72		11.151		83.86
Mississippi	33	1,141,580		0.13	5		668	98.45		11.594		94.32
Missouri	128	4,340,395		0.49	6		676	97.75		11.303		80.43
Montana	19	839,679		0.10	5		687	97.38		11.313		81.96
Nebraska	29	999,246		0.11	6		659	99.11		11.440		97.27
Nevada	758	44,738,666		5.08	5		688	97.29		11.646		79.64
New Hampshire	48	2,374,835		0.27	6		701	96.51		11.376		87.03
New Jersey	761	50,172,175		5.69	4		683	96.62		12.059		89.79
New Mexico	106	4,312,368		0.49	6		678	95.62		11.254		84.01
New York	828	74,287,760		8.43	5		694	96.63		11.463		94.02
North Carolina	214	8,318,303		0.94	5		678	97.43		11.798		80.11
North Dakota	8	267,997		0.03	4		654	96.71		11.888		100.00
Ohio	166	4,947,462		0.56	5		673	98.20		11.558		87.70
Oklahoma	75	2,874,226		0.33	5		675	98.46		11.558		94.05
Oregon	182	9,197,298		1.04	5		680	97.49		11.061		87.22
Pennsylvania	349	13,184,155		1.50	5		681	96.72		11.970		90.09
Rhode Island	53	2,924,317		0.33	5		696	95.93		11.042		91.80
South Carolina	156	6,694,231		0.76	4		701	95.41		12.119		52.63
South Dakota	11	436,749		0.05	4		653	99.35		12.109		100.00
Tennessee	124	3,925,444		0.45	6		674	98.56		9.406		87.92
Texas	626	20,233,070		2.30	6		679	98.46		10.614		79.67
Utah	337	14,599,410		1.66	6		709	95.13		11.076		63.19
Vermont	8	339,751		0.04	4		674	95.93		11.176		85.88
Virginia	448	28,423,944		3.22	5		677	98.07		11.676		97.39
Continued on next page…

Washington	317	18,002,796		2.04	5		678	97.41		10.799		94.17
West Virginia	23	839,113		0.10	6		658	97.00		11.205		87.66
Wisconsin	122	4,153,396		0.47	5		669	97.91		11.357		89.55
Wyoming	17	858,914		0.10	6		683	95.05		10.377		81.59
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Documentation Type	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Full/Alt	2,853	133,818,624		15.18	6		674	97.92		10.427		91.28
NINA	775	40,466,115		4.59	5		723	93.93		12.396		87.59
Reduced	9,837	611,274,021		69.34	5		684	97.31		11.492		88.18
Stated/Stated	1,583	95,978,596		10.89	6		684	96.99		11.524		89.56
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Current Rate (%)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
5.501 - 6.000	3	221,811		0.03	7		687	98.92		6.000		80.31
6.001 - 6.500	3	69,286		0.01	5		714	90.00		6.334		66.41
6.501 - 7.000	11	396,113		0.04	5		732	88.25		6.971		86.56
7.001 - 7.500	53	2,718,134		0.31	6		719	92.06		7.392		96.90
7.501 - 8.000	146	7,092,303		0.80	6		716	89.53		7.827		94.05
8.001 - 8.500	271	13,496,240		1.53	6		720	92.43		8.369		91.37
8.501 - 9.000	579	32,774,562		3.72	5		711	93.75		8.854		93.70
9.001 - 9.500	774	44,175,359		5.01	6		707	95.51		9.357		90.67
9.501 - 10.000	1,678	89,429,078		10.14	5		695	96.62		9.818		92.38
10.001 - 10.500	1,297	74,439,881		8.44	5		695	97.05		10.342		92.43
10.501 - 11.000	1,662	104,615,059		11.87	5		687	97.41		10.819		93.63
11.001 - 11.500	1,648	109,698,343		12.44	6		680	98.35		11.310		93.64
11.501 - 12.000	1,938	115,675,135		13.12	6		671	97.86		11.823		92.46
12.001 - 12.500	1,749	103,744,960		11.77	5		671	98.17		12.318		91.80
12.501 - 13.000	1138	68,683,328		7.79	5		676	98.11		12.782		87.61
13.001 - 13.500	563	34,126,048		3.87	4		685	97.47		13.376		74.44
13.501 - 14.000	598	30,928,543		3.51	4		678	97.24		13.822		70.27
14.001 - 14.500	916	48,129,038		5.46	3		679	97.20		14.250		57.37
14.501 - 15.000	8	360,983		0.04	6		647	98.44		14.811		68.86
15.001 - 15.500	3	169,567		0.02	6		665	98.60		15.195		71.95
15.501 - 16.000	5	334,090		0.04	6		691	96.22		15.894		11.80
16.001 - 16.500	4	205,532		0.02	5		682	97.86		16.250		0.00
16.501 - 17.000	1	53,963		0.01	8		707	100.00		16.750		0.00
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Interest Only	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Yes	662	50,886,029		5.77	6		704	97.34		10.726		93.67
No	14,386	830,651,327		94.23	5		683	97.21		11.415		88.47
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Interest Only Period (months)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
0	14,386	830,651,327		94.23	5		683	97.21		11.415		88.47
60	264	21,084,679		2.39	6		689	98.87		11.035		96.52
120	398	29,801,350		3.38	5		715	96.26		10.507		91.64
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Prepay Penalty Period (months)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
0	9,810	548,278,134		62.20	5		688	96.74		11.427		86.50
3	2	145,766		0.02	7		638	100.00		13.253		100.00
4	1	37,512		0.00	11		629	100.00		10.125		100.00
6	584	37,486,401		4.25	6		693	93.88		12.093		83.69
7	8	783,274		0.09	6		705	99.20		11.862		94.34
12	762	60,557,769		6.87	5		698	96.80		10.785		92.76
24	2,295	141,989,401		16.11	6		667	99.51		11.236		95.42
30	1	85,584		0.01	10		711	100.00		9.750		100.00
36	1,584	92,120,070		10.45	5		678	98.12		11.371		91.50
60	1	53,445		0.01	3		697	89.17		11.250		0.00
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Lien Position	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
1st Lien	1	94,531		0.01	9		740	95.00		9.125		0.00
2nd Lien	15,047	881,442,825		99.99	5		685	97.21		11.376		88.78
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Balloon	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Balloon	8,760	512,018,187		58.08	5		684	97.05		11.542		87.64
Non-Balloon	6,288	369,519,169		41.92	6		685	97.44		11.144		90.34
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Servicer	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Select Portfolio Servicing, Inc.	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Age (Months)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
0	7	505,728		0.06	0		721	98.42		12.678		100.00
1 - 3	3,739	227,060,604		25.76	2		693	97.11		11.588		88.77
4 - 6	6,776	399,541,579		45.32	5		682	97.32		11.457		88.28
7 - 9	3,884	226,012,723		25.64	7		681	97.18		11.164		89.45
10 - 12	442	20,951,086		2.38	11		684	97.24		10.134		91.25
Greater than or equal to 13	200	7,465,636		0.85	15		687	95.65		10.307		87.01
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

Product	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
10/10	2	137,681		0.02	6		675	80.20		10.973		100.00
15/15	384	24,570,570		2.79	5		709	97.04		10.542		92.80
20/15	1	89,121		0.01	4		776	100.00		8.875		100.00
20/20	399	24,831,785		2.82	6		673	97.95		11.490		94.65
25/10	1	17,794		0.00	12		659	99.96		11.750		100.00
25/25	190	11,409,723		1.29	6		711	93.74		10.806		83.49
30/5	1	120,211		0.01	9		700	94.94		7.750		100.00
30/15	8,756	511,715,111		58.05	5		684	97.05		11.544		87.64
30/30	5,313	308,569,411		35.00	6		684	97.57		11.177		90.04
40/30	1	75,949		0.01	4		701	100.00		9.875		100.00
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77

DTI Ratio (%)	Number of Loans	Aggregate Scheduled Balance ($	)	% of Loans by Scheduled Balance	Age (months	)	Non-Zero Weighted Average FICO	Weighted Average Comb. LTV (	%)	Weighted Average Coupon (	%)	% Owner Occupied
Not available	2,613	164,585,689		18.67	5		707	95.69		11.945		87.45
0.01 - 5.00	10	429,113		0.05	4		680	97.45		10.723		74.39
5.01 - 10.00	34	1,626,230		0.18	6		671	97.45		10.858		77.89
10.01 - 15.00	93	4,252,040		0.48	5		681	96.88		10.827		74.46
15.01 - 20.00	180	8,244,100		0.94	5		687	95.88		11.010		68.06
20.01 - 25.00	366	16,533,152		1.88	6		682	96.39		11.146		77.07
25.01 - 30.00	736	33,772,624		3.83	5		685	96.14		11.181		77.53
30.01 - 35.00	1,329	68,891,787		7.81	5		686	96.86		11.112		83.90
35.01 - 40.00	2,570	146,618,507		16.63	5		683	97.38		11.203		88.91
40.01 - 45.00	4,037	250,998,978		28.47	5		679	97.70		11.392		91.12
45.01 - 50.00	2,852	172,240,780		19.54	6		673	98.26		11.208		92.82
50.01 - 55.00	222	13,034,777		1.48	5		675	98.23		10.748		94.34
Greater than or equal to 55.01	6	309,578		0.04	7		706	94.07		9.092		100.00
Total:	15,048	881,537,356		100.00	5		685	97.21		11.375		88.77